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                                                       [LOGO OF ARTHUR ANDERSEN]



Consent of Independent Public Accountants

We hereby consent to the incorporation by reference of our report dated January 27, 2000 filed as part of the annual report filed on Form 10-K, as amended, of iGate Capital Corporation in the Registration Statements on Forms S-3 (Nos. 333-58217, 333-73365 and 333-33604) and Forms S-8
(Nos. 333-20033 and 333-71057).


                                               /s/  Arthur Andersen LLP


Pittsburgh, Pennsylvania
May 1, 2000